UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 27, 2011 (December 21, 2011)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EV Energy Partners, L.P. (the “Partnership”) entered into a First Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2011.  The First Amendment provides for an increase in the borrowing base up to $800 million.

A copy of this First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 21, 2011, EV Properties L.P, a partnership wholly owned by the Partnership, along with certain institutional partnerships managed by EnerVest, Ltd., the owner of EV Management LLC and the owner of 71.25% of the interest in the Partnership’s general partner, (collectively, the “EnerVest Partnerships”), closed the previously announced acquisition of oil and natural gas properties located in the Barnett Shale from Encana Oil & Gas (USA) Inc., a subsidiary of Encana Corporation (“Encana”).  The Partnership acquired a 31.633% interest in these assets for an adjusted purchase price of $269.85 million, subject to customary post-closing adjustments.   The purchase price and estimated proved reserves were reduced from those contained in the Partnership’s November 3, 2011 acquisition announcement because certain of the properties were not acquired, primarily due to remaining closing conditions for those properties. These property interests will be acquired if and when such remaining closing conditions are satisfied.  The acquisition was funded with borrowings under its credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Partnership entered into a First Amendment to Second Amended and Restated Credit Agreement, dated as of December 21, 2011.  The First Amendment provides for an increase in the borrowing base up to $800 million.  Subsequent to the funding of the acquisition described in Item 2.01 above, the total debt outstanding under the Partnership’s credit facility is $660 million.

A copy of this First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 22, 2011, the Partnership announced that it, along with the EnerVest Partnerships, closed both previously announced Barnett Shale acquisitions from two unrelated companies.  The Partnership acquired an approximate average 31.5% interest in these combined assets for an adjusted purchase price of $345.6 million, subject to customary post-closing adjustments.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment dated December 21, 2011 to Second Amended and Restated Credit Agreement

99.1	News Release of EV Energy Partners, L.P. dated December 22, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 27, 2011	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

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EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment dated December 21, 2011 to Second Amended and Restated Credit Agreement

99.1	News Release of EV Energy Partners, L.P. dated December 22, 2011